As filed with the Securities and Exchange Commission on September 11, 2001
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            STRATOS LIGHTWAVE, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                36-4360035
      (State of Incorporation)                   (I.R.S. Employer
                                              Identification Number)

                7444 West Wilson Avenue, Chicago, Illinois 60706
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

                  Stratos Lightwave, Inc. 401 (k) Savings Plan
                            (Full Title of the Plan)

                               James W. McGinley
                                   President
                            Stratos Lightwave, Inc.
                            7444 West Wilson Avenue
                            Chicago, Illinois 60706
                                 (708) 867-9600
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:
                              James W. Ashley, Jr.
                             Lord, Bissell & Brook
                            115 South LaSalle Street
                            Chicago, Illinois 60603
                                 (312) 443-0700

--------------------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
     Title of Securities             Amount to be              Proposed maximum           Proposed maximum         Amount of
      To Be Registered                Registered           offering price per share   aggregate offering price  registration fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        165,000 (1)                   $5.65 (2)                  $932,250           $233.06
--------------------------------------------------------------------------------------------------------------------------------
Plan interests related to       An indeterminate amount
 the Stratos Lightwave, Inc.     of plan interests (3)
 401(k) Savings Plan
--------------------------------------------------------------------------------------------------------------------------------

(1) Based on an estimate of the number of shares that will be purchased pursuant to the Stratos Lightwave 401(k) Savings Plan. Also includes additional shares of common stock necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock pursuant to Rule 416(a) of the Securities Act of 1933.
(2) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on September 7, 2001.
(3) Pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement covers an indeterminate amount of plan interests to be offered or sold pursuant to the Stratos Lightwave, Inc. 401(k) Savings Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The Registrant and the Stratos Lightwave, Inc. 401 (k) Savings Plan (the "Plan") hereby incorporate by reference into this registration statement the documents listed below which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended April 30, 2001; and

     2. The description of the shares of the Registrant's common stock, $0.01 par value per share, contained in the Registrant's Forms 8-A filed on June 22, 2000 and March 28, 2001, including any amendment or report filed for the purpose of updating such descriptions.

     In addition, each document or report subsequently filed by the Registrant and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement, but prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Each document or report incorporated into this registration statement by reference shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement or by any subsequently filed amendment to this registration statement.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers which would require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also maintains director and officer liability insurance. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. See also related undertakings in Item 9 below.

Item 8.   Exhibits.
          --------

4.1 Restated Certificate of Incorporation dated June 5, 2000 (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34864).

4.2 By-laws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34864).

4.3       Stratos Lightwave, Inc. 401 (k) Savings Plan (filed herewith).

23.1      Consent of Ernst & Young LLP, independent auditors (filed herewith).

24.1      Power of Attorney (included on signature page).

          The undersigned Registrant hereby undertakes to submit the Plan, and any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 28, 2001.

                              STRATOS LIGHTWAVE, INC.


                              By: /s/ James W. McGinley
                                  ----------------------------------------------
                              Name:   James W. McGinley
                              Its:    President and Chief Executive Officer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 28, 2001.

                              STRATOS LIGHTWAVE, INC. 401 (k) SAVINGS PLAN

                              By: /s/ David A. Slack
                                  ---------------------------------------------
                              Name:   David A. Slack
                              Its:    Plan Administrative Committee Member


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James W. McGinley and David A. Slack and each of them with power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND CAPACITY                                                      DATE
-----------------                                                      ----

/s/ James W. McGinley                                                  August 28, 2001
----------------------------------------------------
James W. McGinley
President and Chief Executive Officer (Principal
Executive Officer); Director

/s/ David A. Slack                                                     August 28, 2001
----------------------------------------------------
David A. Slack
Chief Financial Officer (Principal Financial and
Accounting Officer)

/s/ Michael P. Glavin                                                  August 28, 2001
----------------------------------------------------
Michael P. Galvin
Director

/s/ Brian J. Jackman                                                   August 28, 2001
----------------------------------------------------
Brian J. Jackman
Director

/s/ C. Daniel Nelsen                                                   August 28, 2001
----------------------------------------------------
C. Daniel Nelsen
Director

/s/ Edward J. O'Connell                                                August 28, 2001
----------------------------------------------------
Edward J. O'Connell
Director


                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
------    ----------------------

4.1 Restated Certificate of Incorporation dated June 5, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34864)

4.2 By-laws (incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, Registration No. 333-34864)

4.3       Stratos Lightwave, Inc. 401 (k) Savings Plan (filed herewith)

23.1      Consent of Ernst & Young LLP, independent auditors (filed herewith)

24.1      Power of Attorney (included on signature page)